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Micrus Endovascular Corporation
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The following script of the July 12, 2010 speech by John Kilcoyne to employees of Micrus Endovascular Corporation was first made available to employees of Micrus Endovascular Corporation in writing on July 14, 2010.

Script for July 12, 2010 speech by John Kilcoyne to Employees

I am delighted to inform you that this morning we, along with Johnson & Johnson, announced a definitive agreement whereby Johnson & Johnson will acquire all outstanding shares of Micrus.  This is an all-cash transaction, and Johnson & Johnson will pay $23.40 for each share of Micrus common stock.

When this acquisition is complete, Micrus will join Codman & Shurtleff, which is the neuro-device group of the DePuy Family of Companies within Johnson & Johnson.  As many of you know, Codman & Shurtleff develops and markets a wide range of diagnostic and therapeutic products for the treatment of central nervous system disorders, and has a neurovascular portfolio that includes bare platinum coils, vascular reconstruction devices and access devices.

The Micrus board of directors and executive management team support the acquisition of Micrus by Johnson & Johnson.  We are confident that it will provide significant benefits to our employees, our customers, their patients and our stockholders.  Becoming part of Codman also is in keeping with our commitment to provide minimally invasive neurointerventional solutions that empower physicians to treat cerebral vascular disease.

This transaction unites our complementary strengths.  It combines the Micrus leading-edge products and pipeline into a broad-based offering to neurointerventionalists with Codman’s globally recognized name, broad cerebral vascular product offerings, capital strength and historical commitment to its employees.

The transaction is subject to approval by Micrus stockholders, as well as other customary closing conditions.  We expect that it will be completed during the second half of this year.

Between now and the closing of this transaction, we anticipate no changes to our personnel at Micrus, and we will continue to conduct business as usual.  Our leadership team at Micrus will continue to focus on managing the company on a business-as-usual basis, and will be active in the integration planning process within their respective functions subsequent to closing.

After the closing, Johnson & Johnson personnel will be on site to conduct an employee meeting to describe the Johnson & Johnson programs and explain key points around the transition from the Micrus programs to the Johnson & Johnson programs, as well as answer any questions.

I am pleased to say that in our discussions, Johnson & Johnson was extremely complimentary and respectful as to what YOU – Micrus employees – have achieved and has placed a very high value on your continued contributions.

This transaction is a combination of two companies with complementary technologies.  The primary focus going forward will be to continue the Micrus success trajectory and to build on revenue growth and market expansion.

We have come a very long way at Micrus, and we should be proud of our accomplishments.  We have built this company into a leader in the treatment of stroke and we have introduced high-value products that have assisted neurointerventionalists, endovascular neurosurgeons and interventional neurologists around the world to use minimally invasive techniques to treat patients.  Each of you has played an important role in our success.  I want to thank you for your commitment and hard work, which has been rewarded with today’s announcement.

Now I would like to introduce P. Laxminarain, Worldwide President, Codman to share with you his thoughts.

* * *

Forward Looking Statements

This communication includes "forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks, uncertainties and other factors, including the risks to both companies that the acquisition of Micrus Endovascular Corporation will not be consummated, as the transaction is subject to certain closing conditions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; any projections of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; any statements of expectation or belief; any statements regarding general industry conditions and competition; any statements on trends toward healthcare cost containment; and any statements of assumptions underlying any of the foregoing.  In addition, if and when the transaction is consummated, there will be risks and uncertainties related to Johnson & Johnson’s ability to successfully integrate the products and employees of Johnson & Johnson and Micrus Endovascular Corporation as well as the ability to ensure continued performance or market growth of Micrus Endovascular Corporation’s products. These risks, uncertainties and other factors, and the general risks associated with the respective businesses of Johnson & Johnson and Micrus Endovascular Corporation described in the reports and other documents filed by each of them with the Securities and Exchange Commission (the “SEC”), could cause actual results to differ materially from those referred to in the forward-looking statements.   For example, general business conditions, the impact of healthcare reform and any other changes to applicable governmental laws and regulations, the introduction of competing products or pricing changes by competitors could impact the performance of the companies.  The ability to complete a transaction in a timely fashion, if at all, will depend on regulatory consents which can be time consuming to obtain and are often hard to predict.  The reader is cautioned not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to Johnson & Johnson and Micrus Endovascular Corporation and are qualified in their entirety by this cautionary statement. Neither Johnson & Johnson nor Micrus Endovascular Corporation undertakes to update any such forward-looking statements or other statements included in this communication.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed acquisition, Micrus Endovascular Corporation will file a definitive proxy statement and Micrus Endovascular Corporation and Johnson & Johnson will file other relevant materials with the SEC.  Investors and security holders of Micrus Endovascular Corporation are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed acquisition because they will contain important information about the acquisition and the parties to the acquisition.

Investors and security holders may obtain a free copy of the proxy statement and other relevant materials when they become available and any other documents filed by Micrus Endovascular Corporation with the SEC, at the SEC’s web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from Micrus Endovascular Corporation by contacting Micrus Endovascular Corporation at: 408-433-1400 or 821 Fox Lane, San Jose, California  95131.

Johnson & Johnson, Micrus Endovascular Corporation and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Micrus Endovascular Corporation stockholders in connection with the proposed acquisition. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Johnson & Johnson’s executive officers and directors in the solicitation by reading the proxy statement for Johnson & Johnson’s 2010 Annual Meeting of Shareholders, which was filed with the SEC on March 17, 2010, and the proxy statement relating to the acquisition and other relevant materials filed with the SEC when they become available.   Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Micrus Endovascular Corporation’s executive officers and directors in the solicitation by reading the proxy statement for Micrus Endovascular Corporation's 2009 Annual Meeting of Stockholders, which was filed with the SEC on July 29, 2009, and the proxy statement relating to the acquisition and other relevant materials to be filed with the SEC when they become available.  Certain executives and directors of Micrus Endovascular Corporation have interests in the proposed acquisition that may differ from the interests of stockholders generally, including benefits conferred under severance, retention and change of control arrangements and continuation of director and officer insurance and indemnification.  These interests and any additional benefits in connection with the proposed acquisition will be described in the proxy statement when it becomes available.